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                                                                   EXHIBIT 10(d)


                      INSTRUMENT OF ADOPTION AND AMENDMENT
                                       OF
            THE LINCOLN ELECTRIC COMPANY 1988 INCENTIVE EQUITY PLAN

         WHEREAS, The Lincoln Electric Company (the "Company") has previously adopted The Lincoln Electric Company 1988 Incentive Equity Plan (the "Plan");

         WHEREAS, pursuant to the terms of the Plan, no Stock Option, Stock Appreciation Right, Restricted Stock or Deferred Stock can be issued after May 1, 1998;

         WHEREAS, certain Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock are currently outstanding;

         WHEREAS, pursuant to an Agreement of Merger dated May 19, 1998 by and among Lincoln Electric Merger Co., The Lincoln Electric Company and Lincoln Electric Holdings, Inc. (the "Agreement"), effective as of June 2, 1998, the Company became a wholly owned subsidiary of Lincoln Electric Holdings, Inc. ("Holdings");

         WHEREAS, pursuant to the Agreement all of the Common Shares (as defined in the Agreement) and Class A Common Shares (as defined in the Agreement) of the Company were converted into two Holding Common Shares (as defined in the Agreement);

         WHEREAS, pursuant to the Agreement, Holdings shall assume the Plan, including all obligations associated with any valid Options (as defined in the Agreement) to purchase or right to receive under restricted stock awards Common Shares or Class A Common Shares of the Company under the Plan and each such Option to purchase such Common Shares shall be the valid and enforceable option to purchase twice such number of Holding Common Shares (as defined in the Agreement) (instead of such Common Shares) at a purchase price per Holding Common Share equal to one-half the purchase price per such Common Share; and

         NOW THEREFORE, pursuant to the Agreement, Holdings hereby adopts The Lincoln Electric Company 1988 Incentive Equity Plan, effective as of June 2, 1998, for the purposes of assuming the obligations of the Company thereunder and administering those Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock that remain outstanding as of June 2, 1998, and the Plan is hereby amended as follows:

         1. Section 2 of the Plan is amended to add the following new definition:

                  "'Holdings' means Lincoln Electric Holdings, Inc., a corporation organized under the laws of the state of Ohio, or a successor corporation."
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         2.       All references in the Plan to "the Company", except for such references in subsections (x) and (xiv) of Section 2 of the Plan and in Section 12 of the Plan, are deleted and the term "Holdings" is substituted for each such reference.

         3. In accordance with the Agreement, and pursuant to Section 5 of the Plan, the number of shares of Stock of the Company subject to outstanding options or other outstanding awards granted under the Plan immediately before June 2, 1998 shall on June 2, 1998 be equal to twice the number of shares of Stock of Holdings and the purchase price for such shares of Stock of Holdings shall on June 2, 1998 be equal to one-half the purchase price for such shares of Stock of the Company immediately before June 2, 1998.

         EXECUTED this 27th day of December, 1998.


                                          LINCOLN ELECTRIC HOLDINGS, INC.

                                          By: /s/ Frederick G. Stueber
                                              --------------------------------
                                              Title:  FREDERICK G. STUEBER
                                                      Senior Vice President,
                                                      General Counsel
                                                      and Secretary